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                                                                    EXHIBIT 23.4



                 CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
               AKTIENGESELLSCHAFT WIRTSCHAFTSPRUFUNGSGESELLSCHAFT



We consent to the incorporation by reference in this Registration Statement of Ecolab Inc. on Form S-3 of our report dated January 23, 1998, relating to the combined statements of income and comprehensive income, equity and cash flows of Henkel-Ecolab Joint Venture for the year ended November 30, 1997 and related schedule, which report appears in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to our firm under the caption "Experts."

Dusseldorf, Germany

April 19, 2000

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



/s/Stefan Haas                                        /s/Bernhard Momken
----------------------                                ----------------------
Stefan Haas                                           Bernhard Momken
Wirtschaftsprufer                                     Wirtschaftsprufer